UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    November 4, 2008

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado	000-52558	20-5973352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

        a.     John Walpuck Employment Agreement

        On November 4, 2008 Disaboom, Inc. (the “Company”) entered into an amended and restated employment agreement with John Walpuck (the “Employment Agreement”). As described below, Mr. Walpuck has been appointed to serve as the Company’s Chief Executive Officer, and will continue to serve as the Company’s Chief Financial Officer and President. Mr. Walpuck previously entered into an employment agreement with the Company on April 2, 2007 (the “Original Agreement”) which was terminated upon the Employment Agreement becoming effective.

        The Employment Agreement is for a three year term and thereafter on each anniversary date will be extended one additional year unless otherwise terminated by either Mr. Walpuck or the Company. Consistent with the Original Agreement Mr. Walpuck will be paid an annual salary of $200,000 and will be eligible for an annual bonus. Mr. Walpuck will also receive a monthly travel and housing allowance of $2,850 although this allowance is subject to review and adjustment on the first anniversary date of the Employment Agreement. Further, Mr. Walpuck was granted an option to purchase 2.5 million shares of the Company’s common stock exercisable at $0.20. The options vest quarterly on a pro-rata basis over three years, however the vesting schedule may be accelerated if the Company undergoes a change in control event.

        The Employment Agreement provides that if Mr. Walpuck is terminated by the Company without “cause” he is entitled to a severance payment equal to three months of his annual salary. For each full calendar month of service performed by Mr. Walpuck under the Employment Agreement, the severance payment will be increased by one additional month of his salary. However, regardless of long Mr. Walpuck serves as a Company employee under the Employment Agreement the maximum amount of the severance payment will equal six months of Mr. Walpuck’s salary. Further, in no event will Mr. Walpuck be entitled to a severance payment greater than the salary due under the remaining term of the Employment Agreement.

    Mr. Walpuck is also eligible to receive standard benefits offered to Company employees. The Employment Agreement contains non-competition and non-solicitation provisions applicable during and after Mr. Walpuck’s employment with the Company.

        b.    J.W. Roth Consulting Agreement

        As described in Items 1.02 and 5.02 below, the Company’s former Chief Executive Officer J.W. Roth and the Company have mutually agreed to terminate Mr. Roth’s employment with the Company. However, on November 4, 2008 the Company entered into a business consulting agreement (the “Consulting Agreement”) with Mr. Roth whereby he has agreed to provide the Company on-going consulting services with regards to matters including public relations, business promotion, and business growth and development. The Consulting Agreement will continue indefinitely and provides that for the months of November and December 2008 Mr. Roth will be paid $16,667 per month and thereafter will be paid $5,000 per month.

Item 1.02   Termination of a Material Definitive Agreement

        a.    J.W. Roth Employment Agreement

        On November 4, 2008 the Company and J.W. Roth, the Company’s former Chief Executive Officer, mutually agreed to terminate Mr. Roth’s employment with the Company. Accordingly the employment agreement between Mr. Roth and the Company was terminated. However, the Company and Mr. Roth agreed that certain restrictive covenants imposed on Mr. Roth, and the Company’s indemnification obligations, as set forth in his employment agreement continue to be in force and effect. Although Mr. Roth is no longer serving as the Company’s Chief Executive Officer he is continuing to serve as the Chair of the Company’s Board of Directors. Further as described in Item 1.01 above Mr. Roth is continuing to serve as a Company consultant.

    Mr. Roth’s employment agreement was effective as of October 1, 2007 and had an initial three year term. Mr. Roth was paid an annual salary of $200,000 under the employment agreement. Upon the termination of his employment agreement the Company agreed to pay Mr. Roth severance equal to twelve months of his annual salary and paid Mr. Roth for his accrued but unused paid time off.

        b.    John Walpuck Employment Agreement

        On November 4, 2008 the employment agreement dated April 2, 2007 between John Walpuck and the Company was terminated. The employment agreement was terminated as a result of Mr. Walpuck entering into an amended and restated employment agreement with the Company as described in Item 1.01 above.

        The employment agreement was entered into as of April 2, 2007 and had an initial two year. Mr. Walpuck was paid an annual salary of $200,000 under the employment agreement at the time of its termination. We did not incur any early termination penalties resulting as a result of the termination of the employment agreement.

Item 2.02   Results of Operations and Financial Condition

        On November 4, 2008 the Company issued a press release that disclosed information regarding the appointment of John Walpuck to the position of Chief Executive Officer. Further, the press release reported results of operations and information regarding the Company’s financial condition for the third quarter and October 2008. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein.

Item 3.02   Unregistered Sale of Equity Securities

        As described above, on November 4, 2008, we entered into an amended and restated employment agreement with John Walpuck. In consideration for entering into the employment agreement, and for services provided to the Company, we granted Mr. Walpuck 2.5 million options to purchase our common stock at $0.20 per share. Because Mr. Walpuck is an accredited investor we relied on the exemptions from registration provided by Section 4(2) and 4(6) under the Securities Act of 1933 for this option grant. No commissions were paid on this issuance.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        a.    Departure and Appointment of Certain Officers

        On November 4, 2008 J.W. Roth, the Company’s former Chief Executive Officer, and the Company mutually agreed to terminate Mr. Roth’s employment with the Company.

        On November 4, 2008 the Company appointed John Walpuck (age 46) to serve as the Company’s Chief Executive Officer. Mr. Walpuck was appointed to our Board of Directors in April 2007 and also serves as our Chief Financial Officer, President, Secretary and Treasurer. He served as the Company's Chief Operating Officer from April 2007 until August 21, 2007. Mr. Walpuck has over 20 years experience working in corporate development, corporate finance and general financial management. From 2005 through 2007 Mr. Walpuck was the Chief Financial Officer of Nine Systems, a streaming media software services company acquired by Akamai in November 2006. From 2002 through 2005, Mr. Walpuck served as the sole partner for Palmyra Consulting, a consulting firm where he advised clients on issues and projects including merger and acquisitions, corporate finance, real estate finance, and government contracts. From 2000 through 2002, Mr. Walpuck served as the Chief Financial Officer for TecSec, Inc., a private security software company. Mr. Walpuck is a CPA and CMA, and also holds an MBA from the University of Chicago and a Bachelor’s degree from Edinboro State College. There are no family relationships between Mr. Walpuck and the Company’s other officer(s) and directors. Except for his employment agreement we have not previously entered into a related party transaction with Mr. Walpuck.

        b.    Compensatory Arrangements of Certain Officers

        As described in Item 1.01 above, on November 4, 2008 the Company entered into an amended and restated employment agreement with its Chief Executive Officer, Chief Financial Officer and President, John Walpuck. Mr. Walpuck will be paid an annual salary of $200,000 under the terms of that agreement and was also granted an option to purchase 2.5 million shares of Company common stock exercisable at $0.20.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        On November 5, 2008, at our annual meeting of shareholders, the Company’s shareholders approved an amendment to our Articles of Incorporation to increase the Company's authorized common stock to 100 million shares. On November 5, 2008 we filed Articles of Amendment to our Articles of Incorporation with the Colorado Secretary of State to increase the amount of our authorized common stock. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01.   Other Events

        a.    Annual Shareholder Meeting

        On November 5, 2008, we held our annual meeting of shareholders. Three proposals were submitted to the shareholders for approval as set forth in our proxy statement dated October 3, 2008. 21,101,195 shares were present at the meeting in person or by proxy and constituted a quorum. At the meeting our shareholders elected the following persons as directors, with the votes being cast as follows:

Name of Director	Shares FOR	Shares WITHHELD

J.W. Roth	19,830,279	1,270,916
John Walpuck	19,828,979	1,272,216
R. Jerry Overgaard	19,828,979	1,272,216
Victor Lazzaro	19,828,979	1,272,216
David Petso	19,828,379	1,272,816
Patrick Templeton	19,828,979	1,272,216
Scott Chandler	19,828,979	1,272,216

        Our shareholders also approved an amendment to our Articles of Incorporation increasing our authorized common stock to 100 million shares, with the votes being cast as follows:

Shares FOR	AGAINST	ABSTAINED

19,325,961	911,343	863,891

        Finally, our shareholders approved the adopting of our 2008 Stock Option Plan with the votes being cast as follows:

Shares FOR	AGAINST	ABSTAINED

14,529,385	728,144	997,224

        b.    Press Release

        As described in Item 2.01 above on November 5, 2008 we issued a press release a copy of which is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment of Disaboom, Inc. filed on November 5, 2008.

10.1	Executive Employment Agreement between John Walpuck and Disaboom Inc.

10.2	Business Consultant Agreement between J.W. Roth and Disaboom, Inc.

99.1	Press Release dated November 5, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2008	Disaboom Inc. (Registrant) /s/ John Walpuck Name: John Walpuck Title: Chief Executive Officer, President and Chief Financial Officer